EXHIBIT m.

Designation of Agent for
Service of Process

The undersigned, a director of Millennium India Acquisition Company Inc., a Delaware corporation (the "Fund"), hereby irrevocably constitutes and appoints the Fund to be his true and lawful attorney to receive service of any process, pleadings or other papers in any civil suit or action brought in any appropriate court in any place subject to the jurisdiction of the United States where the cause of action is founded, directly or indirectly, upon the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, the Investment Advisers Act of 1940, or any rule or regulation under any of said acts.

The undersigned hereby agrees that any such aforementioned civil suit or action may be commenced by the service of process upon the Fund and the forwarding by the Fund of a copy thereof to the undersigned at his last address notified in writing to the Fund, and that the service as aforesaid of any such process, pleadings or other papers upon the Fund shall have the same force and validity as if served personally upon the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Designation of Agent for Service of Process as of the 29th day of February, 2008.

/s/ Gul Asrani Name: Gul Asrani